Preferred Apartment Communities, Inc. Announces Acquisition of Seven Grocery-Anchored Shopping Centers
Atlanta, GA, August 9, 2016

Preferred Apartment Communities, Inc. (NYSE: APTS) ("PAC" or the "Company") today announced the acquisition on August 8, 2016 of seven grocery-anchored shopping centers with an aggregate of approximately 650,400 rentable square feet located in four states including Georgia, Florida, Texas and North Carolina for an aggregate purchase price of approximately $158 million, exclusive of acquisition-related and financing-related transaction costs.
The acquired portfolio consists of seven properties.  Three of the assets are located in the Atlanta, GA area: Thompson Bridge Commons, an approximately 92,600 square foot Kroger anchored shopping center, Cherokee Plaza, an approximately 102,900 square foot Kroger anchored shopping center  and Sandy Plains Exchange, an approximately 72,800 square foot Publix anchored shopping center.  Two of the assets are located in Florida: Shoppes at Parkland, an approximately 145,700 square foot BJ’s Wholesale Club anchored shopping center in South Florida and University Palms, an approximately 99,200 square foot Publix anchored shopping center located in the Orlando area.  One asset is located in the Raleigh, NC area, Heritage Station, an approximately 72,900 square foot Harris Teeter anchored shopping center.  Finally, there is one asset in San Antonio, Texas, Oak Park Village, an approximately 64,300 square foot HEB anchored shopping center.
PAC acquired these assets through its wholly-owned subsidiary New Market Properties, LLC. Joel T. Murphy, President and Chief Executive Officer of New Market Properties, LLC, said "We are pleased to add two more Publix anchored centers, two more Kroger anchored centers as well as adding our first Harris Teeter, HEB and BJ's Wholesale Club anchored centers to our growing Sunbelt portfolio. We are also excited about our initial expansion into both the North Carolina and South Florida markets. This is a transformative transaction for us in that we now own 30 grocery-anchored centers across seven states, consistent with our strategy of acquiring well-positioned grocery-anchored centers in suburban Sunbelt markets anchored by strong market leaders." These acquisitions were financed utilizing separate non-recourse first mortgage loans from Nationwide Life Insurance Company and Keybank National Association for an aggregate amount of approximately $97.7 million with the balance of the purchase price paid from PAC's available funds. Five of the loans from Nationwide have a ten year term and a fixed 3.45% interest rate. The sixth loan from Nationwide, which finances the Cherokee Plaza asset, is a five year, floating rate loan at 2.25% over the 30 Day LIBOR rate.  The loan from Keybank for the Shoppes at Parkland is a seven year loan with a fixed rate of 4.67%.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets, subject to any temporary increase unanimously approved by our board of directors, in other real estate related investments such as grocery-anchored shopping centers, senior mortgage loans, subordinate loans or mezzanine debt secured by interests in grocery-anchored shopping centers, membership or partnership interests in grocery-anchored shopping centers and other grocery-anchored shopping center related assets as determined by our manager as appropriate for us. At June 30, 2016, the Company was the approximate 96.4% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, guidance, goals, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "goals," "outlook" and similar expressions.
The forward-looking statements contained in this press release and in our Supplemental Financial Data are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our guidance and goals; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 8, 2016, our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 14, 2016 and our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2016, all under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and

Results of Operations." All information in this release is as of August 1, 2016. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.
Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, International Assets Advisory, LLC, with respect to the Follow-On Offering, and JonesTrading Institutional Services LLC, with respect to the ATM Offering, will arrange to send you a prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The ATM Offering prospectus, dated July 18 2016, including a base prospectus, dated May 17, 2016, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183216000152/atmprospectus.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com